Exhibit 10-22

AMENDMENT NO. 3
to the
ANNUAL EXECUTIVE INCENTIVE PLAN
of
ENERGY EAST CORPORATION

          The Annual Executive Incentive Plan (the "Plan") of Energy East Corporation is hereby amended as follows, effective as of April 7, 2005:

1.  Article IV of the Plan is hereby amended to read in its entirety as follows:

IV.          Eligibility

Eligibility for participation in the Plan is limited to the Chairman of the Company and to officers and other key employees of the Company and its Affiliates who are approved for participation by the Chairman. In determining the individuals who will participate in the Plan, the Chairman shall take into consideration the individual's present and potential contribution to the growth and success of the Company, the individual's position and performance, as well as market practices, and such other factors as the Chairman may deem proper and relevant. Individuals who are participants in any other annual incentive compensation plan provided by the Company or any of its affiliates are not eligible to participate in the Plan. The Chairman shall be a member of Group I. Other Participants shall be grouped at the discretion of the Chairman into Groups II through VII.

In the event that, during the Performance Period, an employee becomes eligible for participation in the Plan, incentive awards payable under the Plan will be determined based on length of participation in the Plan measured retroactively from the first day of the month in which the employee becomes eligible for participation in the Plan.

In the event that, during the Performance Period a Participant changes from one eligibility group to another, incentive awards payable under the Plan will be prorated based on length of participation in each eligibility group measured from the first day of the month coinciding with or following the Participant's change in eligibility.

If during any Performance Period a Participant ceases to be an employee of the Company or any of its Affiliates for any reason, other than disability or death, such Participant shall not be entitled to receive an award for such Performance Period unless otherwise determined by the Committee in its sole discretion. In the event that, during a Performance Period a Participant ceases to be an employee of the Company or an Affiliate by reason of a transfer of employment to another Affiliate of the Company or to the Company, such Participant will continue to be eligible to receive an award for such Performance Period. In the event of disability or death, the Participant (or his or her successor in interest) shall be entitled to a prorated award based on the number of full months of participation.

Participation in the Plan precludes a Participant's eligibility in any other annual incentive compensation plan provided by the Company and its Affiliates. Individuals entering the Plan during a Performance Period remain eligible to receive prorated awards under other annual incentive compensation plans provided by the Company and its Affiliates for periods prior to their participation in the Plan.